BY-LAWS

                                      -of-

                             SIEBERT FINANCIAL CORP.
                          (formerly J. MICHAELS, INC.)


           -----------------------------------------------------------
          (a New York corporation hereinafter called the "Corporation")


                                    ARTICLE I
                                    ---------

                                     Offices
                                     -------

     Section 1.01. Office. The office of the Corporation shall be located at such address in the State of New York, within the City and County provided by the Certificate of Incorporation, as the Board of Directors shall fix by resolution.

     Section 1.02. Other Offices. The Corporation may also have offices at such other places within and/or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                                  Shareholders
                                  ------------

     Section 1.01. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held on such date in each calendar year, and at such place within or without the State of New York, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     Section 2.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by resolution of the Board of Directors. Special meetings of shareholders, if called by the President, shall be held at such place within the County or City within the State of New York in which is located the office of the Corporation specified in its Certificate of Incorporation as shall be fixed by the President, or at such place within or without the State of New York as may be designated by the Board of Directors or consented to in writing by any shareholders not attending such meeting. Such place shall be stated in the notice or waiver of notice of the meeting.

     Section 2.03. Quorum. The holders of one-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

     Section 2.04. Ballots. The vote upon any question before any shareholders' meeting need not be by ballot.


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
                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

     Section 3.01. Number of Directors. Subject to the provisions of the last paragraph of this section, the number of directors which shall constitute the entire Board shall be not less than three nor more than nine within the limits above specified. The number of directors shall be determined by resolution of a majority of the entire Board of Directors or by the shareholders at an annual or any special meeting.

     Anything hereinabove in this Section 3.01 to the contrary notwithstanding, if all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may, if so determined by resolution of the Board of Directors or by the shareholders at an annual or special meeting, be less than three but not less than the number of shareholders.

     Section 3.02. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.03. Removal of Directors. Except as expressly provided otherwise by law, any or all of the directors may be removed at any time (a) for cause by vote of the shareholders or by action of the Board of Directors or (b) without cause by vote of the shareholders.

     Section 3.04. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant for any reason, including but not limited to, the removal of a director or directors without cause, the directors in office, although less than a quorum, by a majority vote, or such number greater than such majority as the Certificate of Incorporation of the Corporation may provide, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy or vacancies occurred or until the next election of directors; or any such vacancy may be filled by the shareholders at any meeting thereof. Newly created directorships resulting from an increase in the number of directors shall be filled in the same manner as vacancies as aforesaid.

     Section 3.05. Quorum of Directors. Except as expressly provided otherwise by law or in Section 3.04 and in Section 8.01 hereof, at all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board consists of one director then one director shall constitute such quorum.

     Section 3.06. Organizational Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     Section 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary.

     Section 3.08. Special Meetings. Special meetings may be called at any time by the Chairman of the Board, if any, or by the President or by any two directors, or by resolution of the Board of Directors. Special meetings shall be held at such place within the State of New York as shall be fixed by the person or persons calling the meeting, or at such place within or without the State of New York as may be designated by the Board of Directors or consented to in writing by any directors not attending such meeting. Such place shall be stated in the notice or waiver of notice of the meeting.

     Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof. Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the fifth day prior to the meeting.

     Section 3.09. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, and each of which to the extent provided in such resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

                         (a) The submission to  shareholders
                    of any action that needs shareholders' authorization under the law.

                         (b) The filling of vacancies in the
                    Board of Directors or in any committee.

                         (c) The fixing of  compensation  of
                    the directors for serving on the Board of Directors or on any committee.

                         (d) The  amendment or repeal of the
                    By-Laws, or the adoption of new By-Laws.

                         (e) The  amendment or repeal of any
                    resolution of the Board of Directors which by its terms shall not be so amendable or repealable.


     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors. Each such committee shall keep minutes of its proceedings and report the same to the Board of Directors.


     Each and every committee of the Board of Directors and each and every member of each such committee shall be deemed redesignated at each annual organization meeting of the Board of Directors without the necessity of any affirmative action at such meeting; except that the term of office of any member of any such committee shall terminate upon his ceasing, at any time and for any reason, to be a director of the Corporation.

     Regular meetings of any such committee shall be held at such time and place as shall from time to time be fixed by such committee and no notice thereof shall be necessary. Special meetings may be called at any time by any officer of the Corporation or any member of such committee. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a special meeting of the Board of Directors and the place of any such special meeting of any such committee shall be subject to any limitations applicable in the case of a similarly called special meeting of the Board of Directors; provided, however, that the signature of the minutes of any such meeting by any member of any such committee shall constitute a waiver of notice of such meeting by such member. A majority of the members of any such committee shall constitute a quorum for the transaction of business.

                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

     Section 4.01. Executive Officers. The executive officers of the Corporation shall be a President, a Secretary, a Treasurer, and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, if any, including a Chairman of the Board of Directors, as the Board of Directors may from time to time determine. Any officer may, but no officer need, be chosen from among the Board of Directors, except that the Chairman of the Board of Directors shall be a member of the Board of Directors.

     Section 4.02. President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, at all meetings of the Board of Directors; he shall have the management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the Board of Directors to delegate any specific powers to any other officer or officers of the Corporation.

     Section 4.03. Vice President. Any Vice President of the Corporation shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-Laws. The Vice Presidents, if there be more than one Vice President, shall have such seniority as may be prescribed by the Board of Directors. In case of the absence, resignation or inability to act of the President, the Vice President (or if there be more than one Vice President, the Vice President designated by the Board of Directors) shall perform the duties and exercise the power of the President.

     Section 4.04. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of shareholders and directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix it to any instrument.

     Section 4.05. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of the corporate funds, securities and documents, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board of Directors, conditioned upon faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the Corporation.

                                    ARTICLE V
                                    ---------

                       Capital Shares and Other Securities
                       -----------------------------------

     Section 5.01. Form of Certificates. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors.

     Section 5.02. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5.03. Registered Holders. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights, options or instruments of indebtedness stand on the record of shareholders, warrant holders, rights holders, option holders or holders of such instruments of indebtedness, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right, option or instrument of indebtedness on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided otherwise by law.

     Section 5.04. New Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation and/or its transfer agent or transfer clerk and/or its registrar with respect to the certificate alleged to have been lost, stolen or destroyed, or the issuance of such new certificate or certificates.

                                   ARTICLE VI
                                   ----------

                 Dividends and Financial Notices to Shareholders
                 -----------------------------------------------

     Section 6.01. Dividends. Dividends upon the shares of the Corporation, subject to any provisions of the Certificate of Incorporation relating thereto, may be declared by the Board of Directors, to the extent permitted by law, at any regular or special meeting. Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VII
                                   -----------

                                  Miscellaneous
                                  -------------

     Section 7.01. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, New York".

     Section 7.02. Checks. All checks, notes, drafts and demands for money of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate.

     Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 7.04. Indemnification of Directors and Officers. The Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the Corporation under Section 717 of the Business Corporation Law of the State of New York, as now in effect or as amended from time to time, to the maximum extent that is permitted by and is consistent with the law.

     The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, to maximum extent that is permitted by and is consistent with the law. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

     Section 7.05. Litigation. Neither the President nor any other officer nor any director of the Corporation shall, by virtue of his office of otherwise, be authorized or empowered to commence or prosecute, in the name of or on behalf of the Corporation, any action, suit or proceeding before any court or any governmental or other agency against any past or present officer, director or shareholder of the Corporation, or the legal representatives of any such past or present officer, director or shareholder, without being expressly authorized to do so in each and every case by the affirmative vote of a majority of the entire Board, or such number greater than such majority as the Certificate of Incorporation of the Corporation may provide, which vote shall be taken at a duly convened regular or special meeting of said Board of Directors.

     Section 7.06. Entire Board. As used in these By-Laws, "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 7.07. Section Headings. The headings of the Articles and Sections of these By-Laws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

                                  ARTICLE VIII
                                  ------------

                              Amendment of By-Laws
                              --------------------

     Section 8.01. Amendment. These By-Laws, as now in effect or as hereafter amended from time to time, may be amended or repealed and new or additional By-Laws adopted at any meeting of the Board of Directors or by vote of the shareholders entitled to vote in the election of any directors; provided, however, that any amendment by the Board of Directors changing the number of directors shall require the vote of a majority of the entire Board, and provided further, that this Article VIII may be amended only by vote of the shareholders entitled to vote in the election of any directors.



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